Cytomedix™
Regenerative Biotherapies

Cytomedix to Appeal Delisting Determination by NYSE Amex LLC

GAITHERSBURG, Md. (November 19, 2010) – Cytomedix, Inc. (NYSE Amex: GTF) (the "Company" or "Cytomedix") announced today that on November 15, 2010, the Company was notified by the Compliance Staff ("Staff") of the NYSE Amex LLC (the "Exchange") that the Company has not timely regained compliance with Sections 1003(a)(i), (ii), and (iii) of the Exchange's Company Guide due to stockholders' equity of less than $6,000,000. As a result, the notice indicated that the Company's securities are subject to delisting from the Exchange unless the Company requests a hearing before the Exchange's Listing Qualifications Panel (the "Panel").

Cytomedix intends to request a hearing before the Panel at which it will request continued listing pending its return to compliance. Based on the hearing request, it is expected that the Company's securities will remain listed and eligible for trading on the Exchange until the Panel renders a decision following the hearing. However, there can be no assurance that following the hearing the Panel will grant the Company's request for continued listing on the Exchange. Should the Company's securities be delisted from the exchange, it will seek to have its securities quoted on the OTC Bulletin Board. Management anticipates that public trading of the Company's securities will continue without interruption.

About Cytomedix, Inc.
Cytomedix develops, sells and licenses regenerative biological therapies primarily for wound care, inflammation and angiogenesis. The Company markets the AutoloGel™ System, a device for the production of platelet rich plasma (PRP) gel derived from the patient's own blood for use on a variety of exuding wounds; the Angel® Whole Blood Separation System, a blood processing device and disposable products used for the separation of whole blood into red cells, platelet poor plasma (PPP) and PRP in surgical settings; and the activAT® Autologous Thrombin Processing Kit, which produces autologous thrombin serum from PPP. The activAT® kit is sold exclusively in Europe and Canada, where it provides a completely autologous, safe alternative to bovine-derived products. The Company is pursuing a multi-faceted strategy to penetrate the chronic wound market with its products, as well as opportunities for the application of AutoloGel™ and PRP technology into other markets such as hair transplantation and orthopedics while actively seeking complementary products for the wound care market. Cytomedix also seeks to monetize other product candidates in its pipeline through strategic partnerships, out-licensing or sale. Most notably is its anti-inflammatory peptide (designated CT-112) that has shown promise in preclinical testing. Additional information regarding Cytomedix is available at www.cytomedix.com.

Safe Harbor Statement
Statements contained in this communication not relating to historical facts are forward-looking statements that are intended to fall within the safe harbor rule for such statements under the Private Securities Litigation Reform Act of 1995. The information contained in the forward-looking statements is inherently uncertain, and Cytomedix's actual results may differ materially due to a number of factors, many of which are beyond Cytomedix's ability to predict or control, including among others, our ability to maintain listing of our securities on the NYSE Amex, viability and

effectiveness of our sales approach and overall marketing strategies, the outcome of development or regulatory review of CT- 112, commercial success or acceptance by the medical community, competitive responses, our ability to raise additional capital and to continue as a going concern, our ability to execute on our strategy to market the AutoloGel™ System as contemplated, our ability to successfully integrate the Angel® and activAT® product lines into our existing business, to assume and satisfy certain liabilities related to the Angel® and activAT® product lines, or our ability to service the deferred payments related to the acquisition of the Angel® and activAT® product lines. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual events to differ from the forward-looking statements. More information about some of these risks and uncertainties may be found in the reports filed with the Securities and Exchange Commission by Cytomedix, Inc. Cytomedix operates in a highly competitive and rapidly changing business and regulatory environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. Except as is expressly required by the federal securities laws, Cytomedix undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

Contacts:

Cytomedix, Inc.
David Jorden, Executive Board Member
Martin Rosendale, CEO
Andrew Maslan, CFO
(240) 499-2680

Lippert/Heilshorn & Associates
Anne Marie Fields
(afields@lhai.com)
(212) 838-3777

Bruce Voss
(bvoss@lhai.com)
(310) 691-7100

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